UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to §240.14a-12

NOVELL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

This filing relates to a proposed merger between Novell, Inc. (“Novell”) and Attachmate Corporation (“Attachmate”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 21, 2010 (the “Merger Agreement”), by and among Novell, Attachmate and Longview Software Acquisition Corp. The Merger Agreement is on file with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K/A filed by Novell on November 22, 2010, and is incorporated by reference into this filing.

This filing consists of (i) an email sent from Ronald W. Hovsepian, President and Chief Executive Officer of Novell, to Novell employees on December 16, 2010, (ii) an email sent from Mr. Hovsepian to select Novell customers and partners on December 16, 2010, (iii) an open letter to Novell customers, dated December 15, 2010, from Jeff Hawn, Chairman and Chief Executive Officer of Attachmate, which was referenced in Mr. Hovsepian’s December 16, 2010 emails to Novell employees and select Novell customers and partners and (iv) a presentation to be used by employees of Novell in discussions with user groups and select Novell customers and partners. The email from Mr. Hovsepian to Novell employees, the letter from Mr. Hawn and the presentation were all posted on Novell’s internal website on December 16, 2010. The email from Mr. Hovsepian to select Novell customers and partners and the letter from Mr. Hawn were also posted on Novell’s website located at http://www.novell.com and on select Novell partner websites on December 16, 2010.

References to Novell’s website and Attachmate’s website are included in this filing as textual references for convenience only, and the information in these websites is not incorporated by reference into this filing.

16/December/2010

(Email to Novell employees)

On November 22, 2010, we announced that Novell and Attachmate Corporation entered into a definitive agreement under which Attachmate Corporation would acquire Novell. Since that time, we have received numerous inquiries from customers and partners interested in learning more about Attachmate’s plans for Novell’s product roadmaps after the acquisition is completed.

To address this topic, I have enclosed a PDF copy of a letter from Attachmate Chairman and CEO Jeff Hawn. This letter can be found on the Attachmate website.

I have also included a brief presentation that provides an overview of the proposed transaction. You may use this presentation in discussions with customers and partners.

Thank you for your continued commitment to Novell.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the merger, Novell filed a preliminary proxy statement regarding the merger with the U.S. Securities and Exchange Commission (the “SEC”) on December 14, 2010 and intends to file a definitive proxy statement regarding the merger and other relevant documents with the SEC in the future. Investors and security holders of Novell are urged to read these documents, including the definitive proxy statement, if and when they become available, as well as any amendments or supplements to those documents, because they contain or will contain important information about Novell, the merger and the other parties to the merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the merger. Information regarding Novell’s directors and executive officers is contained in Novell’s proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the preliminary proxy statement and the definitive proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

16/December/2010

(Email to select Novell Customers and Partners)

On November 22, 2010, we announced that Novell and Attachmate Corporation entered into a definitive agreement under which Attachmate Corporation would acquire Novell. Since that time, we have received numerous inquiries from customers and partners interested in learning more about Attachmate’s plans for Novell’s product roadmaps after the acquisition is completed.

To address this topic, a letter from Attachmate Chairman and CEO Jeff Hawn can be found on the Attachmate website.

Thank you for your continued commitment to Novell.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the merger, Novell filed a preliminary proxy statement regarding the merger with the U.S. Securities and Exchange Commission (the “SEC”) on December 14, 2010 and intends to file a definitive proxy statement regarding the merger and other relevant documents with the SEC in the future. Investors and security holders of Novell are urged to read these documents, including the definitive proxy statement, if and when they become available, as well as any amendments or supplements to those documents, because they contain or will contain important information about Novell, the merger and the other parties to the merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the merger. Information regarding Novell’s directors and executive officers is contained in Novell’s proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC, including its Annual Report on Form 10-K for the fiscal year ended October 31, 2010. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the preliminary proxy statement and the definitive proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

Corporate Headquarters 1500 Dexter Avenue North Seattle, Washington 98109 United States 206 217 7500 800 872 2829 Attachmate.com

December 15, 2010

Re: Attachmate commitment to Novell and SUSE products

Since the announcement of our intent to acquire Novell, we have received a number of questions regarding our plans for supporting Novell products. I know that during this period between the announcement and closing, there are more questions than answers, and I am sensitive to the challenges that this uncertainty may create for Novell customers and partners. I want to take this opportunity to be clear about the commitments we make to all of our customers.

Attachmate is committed to delivering quality products, providing exceptional customer service, and being easy to do business with. We are excited about the opportunity to make these same commitments to Novell customers after closing. To ensure that we do so, Attachmate will support the existing roadmaps and release schedules for products across the Novell and SUSE portfolios.

It is also important for our existing and future customers to know that we have a proven history of supporting our solutions throughout their product lifecycles. Our philosophy is to create options for customers to move forward, not force them to abandon products that have become critical to their operation and success. We will continue to invest in both the innovation of next-generation products and the nurturing of more mature and widely adopted solutions. We understand that our customers’ success depends on having the flexibility to evolve and adopt new technologies at their own pace and cadence. We intend to support that need.

As we look forward to 2011 and beyond, our excitement continues to grow about the potential addition of Novell and SUSE to our portfolio and the opportunity that they create to deliver increasing value to our combined customer base. I look forward to sharing more details and specifics about those plans once the transaction has closed.

Sincerely,

Jeff Hawn

Chairman and CEO

Attachmate Corporation

Overview of Proposed Merger Transaction Between Attachmate & Novell December 16, 2010

© Novell, Inc.  All rights reserved.

Forward-Looking Statements
This communication contains statements that constitute forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995.  These statements are based on the current expectations and beliefs of Novell and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements.  Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require
Novell to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from
Novell’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on Novell’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.  Additional risk factors that may affect future results are contained in Novell’s filings with the U.S. Securities and Exchange Commission, which are available at the SEC’s website http://www.sec.gov.  Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Novell. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

© Novell, Inc.  All rights reserved.

Additional Information About the
Merger and Where to Find It
In connection with the merger, Novell filed a preliminary proxy statement regarding the merger with the U.S.
Securities and Exchange Commission (the “SEC”) on December 14, 2010 and intends to file a definitive proxy statement regarding the merger and other relevant documents with the SEC in the future. Investors and security holders of Novell are urged to read these documents, including the definitive proxy statement, if and when they become available, as well as any amendments or supplements to those documents, because they contain or will contain important information about Novell, the merger and the other parties to the merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at
http://www.sec.gov.  In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/.  Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the merger.  Information regarding Novell’s directors and executive officers is contained in Novell’s proxy statement for its 2010 Annual Meeting of Stockholders, dated February
26, 2010, and subsequent filings which Novell has made with the SEC, including its Annual Report on Form
10-K for the fiscal year ended October 31, 2010.  Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the preliminary proxy statement and the definitive proxy statement and other relevant documents regarding the merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

© Novell, Inc.  All rights reserved.

What We Announced
•
Definitive Merger Agreement with Attachmate Corporation
–
Attachmate to acquire Novell in a merger transaction for $6.10 per share in cash
–
Transaction valued at approximately $2.2 billion, a premium of 28% to closing stock price on March 2, 2010 – the last trading day before Elliott’s proposal to acquire
Novell
•
Transaction currently expected to close in the first calendar quarter of 2011

© Novell, Inc.  All rights reserved.

Why Attachmate Corporation?
•
Novell’s Board conducted a thorough review of strategic
alternatives and examined numerous options
•
Transaction recognizes the value of Novell’s relationships,
technology and solutions
•
Novell’s Board voted in favor of this transaction, which provides stockholders with an attractive cash premium
•
Attachmate and its investors have committed to continue to
strengthen the Novell and SUSE brands to meet market demands
•
Our acquisition by Attachmate is expected to deliver important benefits to customers, partners and employees by providing
opportunities for building on Novell's history of innovation and market leadership

© Novell, Inc.  All rights reserved.

About Attachmate Corporation
•
Privately held company, with investors including Francisco
Partners, Golden Gate Capital and Thoma Bravo
•
Investors principal holdings include:
–
Attachmate Corporation
(Seattle, WA)
>
Global company that provides software for terminal emulation, legacy modernization, managed file transfer, and enterprise fraud management
–
NetIQ Corporation
(Houston,TX)
>
Leading provider of comprehensive systems and security management solutions that help enterprises maximize IT service delivery and efficiency
•
With Novell and SUSE, Attachmate will have an enhanced
portfolio to offer to customers

© Novell, Inc.  All rights reserved.

Planned Organizational Structure
Attachmate Corporation
Attachmate's investors plan to operate Novell and
SUSE as separate business units alongside other
units including Attachmate and NetIQ

© Novell, Inc.  All rights reserved.

What does this transaction mean for
customers and partners?
•
We believe this is a very positive outcome for all our customers and partners
•
We will honor contractual commitments, including maintenance and technical support for our products
•
Our top priority is maintaining excellent relationships with our customers and partners

Attachmate Commitment
•
Attachmate Core
Commitments
»
Quality Products
»
Exceptional Service
»
Easy to do business
with
•
Attachmate will support
existing roadmaps and
release schedules for
products across the Novell
and SUSE portfolios
•
Additional details to follow
after the transaction has
closed

Unpublished Work of Novell, Inc. All Rights Reserved.
This work is an unpublished work and contains confidential, proprietary, and trade secret information of Novell, Inc. Access to this work is restricted to Novell employees who have a need to know to perform tasks within the scope of their assignments.  No part of this work may be practiced, performed, copied, distributed, revised, modified, translated, abridged, condensed, expanded, collected, or adapted without the prior written consent of Novell, Inc.  Any use or exploitation of this work without authorization could subject the perpetrator to criminal and civil liability.
General Disclaimer
This document is not to be construed as a promise by any participating company to develop, deliver, or market a product.  It is not a commitment to deliver any material, code, or functionality, and should not be relied upon in making purchasing decisions.
Novell, Inc. makes no representations or warranties with respect to the contents of this document, and specifically disclaims any express or implied warranties of merchantability or fitness for any particular purpose.  The development, release, and timing of features or functionality described for Novell products remains at the sole discretion of Novell.  Further, Novell, Inc. reserves the right to revise this document and to make changes to its content, at any time, without obligation to notify any person or entity of such revisions or changes. All Novell marks referenced in this presentation are trademarks or registered trademarks of Novell,
Inc. in the United States and other countries.  All third-party trademarks are the property of their respective owners.